Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Mark Castaneda, Chief Financial Officer and Treasurer of Tilray, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set its hand hereto as of the 13th day of November, 2019.

/s/ Mark Castaneda
Mark Castaneda
Chief Financial Officer and Treasurer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tilray, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.